UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 31, 2006

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On January 31, 2006 TriCo Bancshares announced its quarterly earnings for the period ended December 31, 2005. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated January 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  January 31, 2006       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated January 31, 2006

PRESS RELEASE                                    Contact:  Thomas J. Reddish
For Immediate Release                            Executive Vice President & CFO
                                                 (530) 898-0300


        TRICO BANCSHARES ANNOUNCES RECORD ANNUAL AND QUARTERLY EARNINGS
                    FOR THE PERIODS ENDED DECEMBER 31, 2005

CHICO, Calif. - (January 31, 2006) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced record annual earnings of $23,671,000 for the year ended December 31, 2005. This represents a 17.3% increase when compared with earnings of $20,182,000 for the year ended December 31, 2004. Diluted earnings per share for the year ended December 31, 2005 increased 16.9% to $1.45 from $1.24 for the year ended December 31, 2004. Total assets of the Company increased $213 million (13.1%) to $1.841 billion at December 31, 2005 versus $1.628 billion at December 31, 2004. Total loans of the Company increased $212 million (18.1%) to $1.385 billion at December 31, 2005 versus $1.173 billion at December 31, 2004. Total deposits of the Company increased $148 million (11.0%) to $1.497 billion at December 31, 2005 versus $1.349 billion at December 31, 2004.

Net income for the quarter ended December 31, 2005 increased 25.8% to $6,734,000 from $5,355,000 in the quarter ended December 31, 2004. Diluted earnings per share increased 24.2% to $0.41 in the quarter ended December 31, 2005 from $0.33 in the quarter ended December 31, 2004.

Richard Smith, President and Chief Executive Officer commented, "We are very pleased with the results TriCo achieved during the quarter and year ended December 31, 2005. During this time of rapidly increasing short-term interest rates, steady to lower longer-term interest rates, and increased regulatory and compliance requirements, our team members were able to achieve record financial results for our Company. Almost all aspects of the Company's performance were strong in 2005 including very strong loan and deposit growth while maintaining strong credit quality and net interest margin. On top of all that, we continued to restrain growth of total noninterest expenses while opening three new in-store branches, and remodeling and expanding our Sacramento-Arden Fair office during 2005."

The increase in earnings for the quarter ended December 31, 2005 over the year-ago quarter was due to a $2,103,000 (11.3%) increase in net interest income to $20,766,000, and an $886,000 (15.5%) increase in noninterest income to $6,622,000, which were partially offset by a $744,000 increase in provision for loan loss to $561,000 from a $183,000 reversal, or negative, provision for loan losses during the quarter ended December 31, 2004. Noninterest expense decreased $15,000 (0.1%) to $15,800,000 from the year-ago quarter.

The increase in net interest income was due to the loan growth noted above, which was partially offset by a decrease in fully tax-equivalent net interest margin to 5.21% during the quarter ended December 31, 2005 versus 5.28% during the quarter ended December 31, 2004. The fully tax-equivalent net interest margin was 5.10% during the quarter ended September 30, 2005.

The increase in noninterest income was primarily due to a $524,000 (12.3%) increase in service charges and fees to $4,790,000 during the quarter ended December 31, 2005 from the quarter ended December 31, 2004, which was due to the introduction of a business overdraft privilege product during 2005. Other noninterest income increased $362,000 (24.6%) to $1,832,000 due mainly to a $185,000 increase in income from cash value of life insurance to $467,000, and a $141,000 increase in gain on sale of loans to $484,000, offset by a $105,000 decrease in commission on sale of nondeposit investment products to $515,000.

The $744,000 increase in provision for loan loss from the quarter ended December 31, 2004 was mainly due to growth in loan balances during the quarter ended December 31, 2005 as credit quality of the loan portfolio remained high. Net loan charge-offs during the quarter ended December 31, 2005 were $131,000. Nonperforming loans, net of government agency guarantees, were $2,961,000 at December 31, 2005 compared to $4,906,000 and at December 31, 2004. The Company's allowance for losses, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $18,039,000 or 1.30% of total loans outstanding and 609% of nonperforming loans at December 31, 2005 compared to $16,057,000 or 1.37% of total loans outstanding and 327% of nonperforming loans at December 31, 2004.

The $15,000 decrease in noninterest expense during the quarter ended December 31, 2005 was mainly due to a $315,000 (4.2%) decrease in other noninterest expenses to $7,235,000 offset by a $300,000 (3.6%) increase in salaries and benefits expense to $8,565,000. The decrease in other noninterest expense was mainly due to a $344,000 decrease in provision for losses - unfunded commitments to $139,000, while efficiencies in operations kept other noninterest expenses approximately the same as the year-ago quarter. The increase in salaries and benefits expense was the result of regular salary increases, incentive compensation related to the loan and deposit growth noted above, and the opening of branches in Woodland, Lincoln, Folsom, Sacramento and Roseville in November 2004, February 2005, March 2005, September 2005 and November 2005, respectively.

Mr. Smith continued, "We continue to differentiate ourselves from the competition by offering high levels of service and convenience to our markets with more branch locations, and extended weekday, weekend and holiday hours. Today, we opened our 49th and newest branch inside the Wal-Mart Supercenter at 1150 Harter Road in Yuba City, California. We currently anticipate that we will continue to grow within the Central Valley of California by maximizing revenue growth and new customer opportunities within this region. As always, we remain focused on shareholder value which we measure primarily through earnings per share and growth in earnings per share."

As of January 31, 2006, the Company had purchased 374,371 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which leaves 125,629 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 30-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 17 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 58 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.


                                       TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                  (Unaudited. Dollars in thousands, except per share data)
                                                    Three months ended
                                              -----------------------------------------------------------------------------
                                               December 31,    September 30,     June 30,      March 31,      December 31,
                                                   2005            2005            2005           2005            2004
                                              -----------------------------------------------------------------------------
Statement of Income Data
      Interest income                                 $26,876         $25,334        $23,910        $22,636          $22,441
      Interest expense                                  6,100           5,519          4,789          4,121            3,768
      Net interest income                             $20,776          19,815         19,121         18,515           18,673
      Provision (benefit) for loan losses                 561             947            561            100             (183)
      Noninterest income:
         Service charges and fees                       4,790           4,795          4,505          4,062            4,266
         Other income                                   1,832           1,837          1,805          1,265            1,470
      Total noninterest income                          6,622           6,632          6,310          5,327            5,736
      Noninterest expense:
         Salaries and benefits                          8,565           8,584          8,408          8,369            8,265
         Intangible amortization                          346             346            346            343              343
         Provision for losses -
          unfunded commitments                            139               3             39            100              483
         Other expense                                  6,750           6,747          6,724          6,301            6,724
      Total noninterest expense                        15,800          15,680         15,517         15,113           15,815
      Income before taxes                              11,037           9,820          9,353          8,629            8,777
      Net income                                       $6,734          $5,961         $5,737         $5,239           $5,355
Share Data
      Basic earnings per share                          $0.43           $0.38          $0.37          $0.33            $0.34
      Diluted earnings per share                         0.41            0.37           0.35           0.32             0.33
      Book value per common share                        9.52            9.30           9.10           8.87             8.79
      Tangible book value per common share              $8.25           $8.04          $7.81          $7.57            $7.45
      Shares outstanding                           15,707,835      15,728,106     15,684,092     15,733,517       15,723,317
      Weighted average shares                      15,711,257      15,687,547     15,701,867     15,729,725       15,712,605
      Weighted average diluted shares              16,336,888      16,330,035     16,288,728     16,366,705       16,396,447
Credit Quality
      Non-performing loans, net of
          government agency guarantees                 $2,961          $3,048         $2,922         $4,072           $4,906
      Other real estate owned                               -               -              -              -                -
      Loans charged-off                                   392             479            513            295              579
      Loans recovered                                    $261            $436           $281           $233             $120
      Allowance for losses to total loans(1)            1.30%           1.32%          1.32%          1.37%            1.37%
      Allowance for losses to NPLs(1)                    609%            573%           567%           398%             327%
      Allowance for losses to NPAs(1)                    609%            573%           567%           398%             327%
Selected Financial Ratios
      Return on average total assets                    1.51%           1.37%          1.37%          1.29%            1.35%
      Return on average equity                         18.00%          16.26%         16.03%         14.83%           15.44%
      Average yield on loans                            7.11%           6.93%          6.85%          6.69%            6.82%
      Average yield on interest-earning assets          6.72%           6.51%          6.39%          6.25%            6.33%
      Average rate on interest-bearing liabilities      1.94%           1.79%          1.62%          1.43%            1.35%
      Net interest margin (fully tax-equivalent)        5.21%           5.10%          5.12%          5.12%            5.28%
      Total risk based capital ratio                    10.8%           11.2%          11.5%          11.9%            11.9%
      Tier 1 Capital ratio                               9.8%           10.1%          10.5%          10.8%            10.7%


(1) Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.



                                       TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                  (Unaudited. Dollars in thousands, except per share data)
                                                         Three months ended

                                                    ------------------------------------------------------------------------
                                                     December 31,  September 30,     June 30,      March 31,    December 31,
                                                         2005           2005           2005           2005          2004
                                                    ------------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                              $90,562        $85,413        $79,287        $77,365       $70,037
      Federal funds sold                                     2,377            218            235            181             -
      Securities, available-for-sale                       260,278        271,134        288,902        293,730       286,013
      Federal Home Loan Bank Stock                           7,602          7,516          7,440          6,781         6,781
      Loans
         Commercial loans                                  143,175        141,057        137,620        125,354       140,332
         Consumer loans                                    508,233        494,277        456,247        425,437       410,198
         Real estate mortgage loans                        623,511        600,875        573,836        556,059       544,373
         Real estate construction loans                    110,116         91,881         82,349         75,583        78,064
      Total loans, gross                                 1,385,035      1,328,090      1,250,052      1,182,433     1,172,967
      Allowance for loan losses                            (16,226)       (15,796)       (14,892)       (14,563)      (14,525)
      Premises and equipment                                21,291         21,223         21,182         20,599        19,853
      Cash value of life insurance                          41,768         41,519         41,099         40,699        40,479
      Goodwill                                              15,519         15,519         15,519         15,519        15,519
      Intangible assets                                      4,407          4,373          4,719          5,065         5,408
      Other assets                                          28,662         27,647         27,100         27,803        24,974
      Total assets                                       1,841,275      1,786,856      1,720,643      1,655,612     1,627,506
      Deposits
         Noninterest-bearing demand deposits               368,412        346,456        332,887        312,738       311,275
         Interest-bearing demand deposits                  244,193        243,926        236,134        238,787       230,763
         Savings deposits                                  438,177        449,893        466,062        484,660       474,414
         Time certificates                                 446,015        398,024        365,094        362,564       332,381
      Total deposits                                     1,496,797      1,438,299      1,400,177      1,398,749     1,348,833
      Federal funds purchased & repurchase agreements       96,800        103,200         83,000         20,700        46,400
      Reserve for unfunded commitments                       1,813          1,674          1,671          1,632         1,532
      Other liabilities                                     23,744         24,412         24,161         25,483        23,219
      Other borrowings                                      31,390         31,711         27,628         28,176        28,152
      Junior subordinated debt                              41,238         41,238         41,238         41,238        41,238
      Total liabilities                                  1,691,782      1,640,534      1,577,875      1,515,978     1,489,374
      Total shareholders' equity                           149,493        146,322        142,768        139,634       138,132
      Accumulated other
         comprehensive loss                                 (3,825)        (2,538)        (1,468)        (2,242)         (352)
      Average loans                                      1,344,654      1,284,977      1,209,061      1,167,039     1,142,483
      Average interest-earning assets                    1,615,901      1,574,392      1,511,668      1,464,028     1,433,641
      Average total assets                               1,784,018      1,744,015      1,679,653      1,628,827     1,592,464
      Average deposits                                   1,473,625      1,421,055      1,407,586      1,363,064     1,343,273
      Average total equity                                $149,619       $146,660       $143,196       $141,264      $138,727
